UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 4, 2011

WESCO FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-4720	95-2109453
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901

(Address of Principal Executives Offices)

(Zip Code)

626/585-6700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2011, Wesco Financial Corporation (“Wesco”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), and Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Berkshire (“Merger Sub”), whereby Berkshire will acquire the remaining 19.9% of the shares of Wesco common stock that it does not presently own. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Wesco will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving as an indirect wholly owned subsidiary of Berkshire.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of Wesco common stock that is not owned by Berkshire will be converted into the right to receive an amount, either in cash or Berkshire Class B common stock, at the election of the shareholder, equal to: (i) $386.55 (which represents Wesco’s per share shareholder’s equity as of January 31, 2011, estimated for purposes of the Merger Agreement), plus (ii) an earnings factor of $.98691 per share per month from and after February 1, 2011 through and including the anticipated effective time of the Merger (pro rated on a daily basis for any partial month), plus or minus (iii) the change in net unrealized appreciation of Wesco’s investment securities and the amount of net realized investment gains or losses with respect to Wesco’s investment securities (expressed on a per share basis, net of taxes) from February 1, 2011 to the close of business on the second full trading day prior to the date of the special meeting of the shareholders of Wesco to vote on the transaction (the “Determination Date”), minus (iv) the per share amount of cash dividends declared with respect to Wesco’s common stock having a record date from and after February 4, 2011 through and including the anticipated effective time of the Merger, and minus (v) certain fees and expenses incurred by Wesco in connection with the transaction (expressed on a per share basis). For Wesco shareholders who elect to receive their merger consideration in shares of Berkshire Class B common stock, the exchange ratio will be based on the average of the volume-weighted average price per share of Berkshire Class B common stock for the period of 20 consecutive trading days ending on the Determination Date.

Each of Wesco and Berkshire has made certain representations and warranties in the Merger Agreement and each has agreed to use all reasonable best efforts to consummate the Merger. Wesco has also agreed to various covenants in the Merger Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger and (ii) to cause a special meeting of Wesco’s shareholders to be held to consider the adoption of the Merger Agreement.

Consummation of the Merger is subject to various conditions, including, among others, (i) the affirmative vote of holders of a majority of the outstanding shares of Wesco common stock (excluding shares owned by Berkshire and certain specified shareholders) in favor of the adoption of the Merger Agreement; (ii) the affirmative vote of holders of a majority of the outstanding shares of Wesco common stock in favor of the adoption of the Merger Agreement (with Berkshire agreeing to vote the shares of Wesco common stock it owns in favor of the Merger); (iii) the Registration Statement on Form S-4 filed in connection with the issuance of Berkshire Class B common stock in the Merger having been declared effective by the Securities Exchange Commission (the “SEC”); (iv) the shares of Berkshire Class B common stock to be issued in the Merger having been approved for listing on the New York Stock Exchange; (v) the accuracy of the representations and warranties made by the parties; (vi) the performance by the parties of material obligations, agreements and covenants under the Merger Agreement; and (vii) the receipt by each party of a tax opinion stating, among other things, that the Merger will be treated as a tax-free reorganization for Federal income tax purposes.

The Merger Agreement contains certain customary termination rights for Wesco and Berkshire, including the right to terminate the Merger Agreement if the Merger has not been consummated by June 30, 2011, which date may be extended under specified circumstances, but in no event past September 30, 2011.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Wesco, Berkshire, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may have been for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing such matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any description thereof, as characterizations of the actual state of facts or condition of Wesco, Berkshire or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Wesco and Berkshire.

Furthermore, Wesco’s per share shareholder’s equity as of January 31, 2011 was estimated for purposes of the Merger Agreement and does not represent Wesco’s actual results.

On February 7, 2011, Wesco and Berkshire issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Where You Can Find Additional Information

In connection with the proposed transaction, Berkshire will file with the SEC a registration statement that will include a proxy statement of Wesco that also constitutes a prospectus of Berkshire relating to the proposed transaction. Investors are urged to read the registration statement and proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, because they will contain important information about Wesco, Berkshire and the proposed transaction. The registration statement and proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov, Berkshire’s website at www.berkshirehathaway.com and Wesco’s website at www.wescofinancial.com.

Wesco, Berkshire and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information regarding the directors and executive officers of Wesco may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010 and in its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on March 26, 2010. Information regarding the directors and executive officers of Berkshire may be found in its 2009 Annual Report on Form 10-K filed with the SEC on March 1, 2010 and in its definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on March 11, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the registration statement and proxy statement/prospectus regarding the proposed transaction when they are filed with the SEC.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

2.1	Agreement and Plan of Merger, by and among Berkshire Hathaway Inc., Montana Acquisitions, LLC, and Wesco Financial Corporation, dated February 4, 2011

99.1	Joint Press Release issued by Wesco Financial Corporation and Berkshire Hathaway Inc., dated February 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO FINANCIAL CORPORATION

Date: February 7, 2011	By:	/s/ Jeffrey L. Jacobson
	Name:	Jeffrey L. Jacobson
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, by and among Berkshire Hathaway Inc., Montana Acquisitions, LLC, and Wesco Financial Corporation, dated February 4, 2011

99.1	Joint Press Release issued by Wesco Financial Corporation and Berkshire Hathaway Inc., dated February 7, 2011